                                                                    EXHIBIT 10.3

                     OPEN SKIES, INC. RESERVATION SERVICES
                       AND SOFTWARE LICENSE USE AGREEMENT

This Host Reservation Services and Software License to Use Agreement ("Agreement") is made between OPEN SKIES, INC., a Utah corporation ("OPEN SKIES"), and GOL - Transportes Aereos Ltda., a Brazil corporation, ("Customer") as of October 6, 2000 ("Effective Date").

The purpose of this Agreement is to set forth the mutually agreeable terms and conditions under which OPEN SKIES shall perform Host Reservation Services and Software License to Use for Customer.

1.    DEFINITIONS

1.1 "CUSTOM ENHANCEMENT REQUEST" means a request by Customer to: (a) modify hardware and software used by OPEN SKIES to provide the Host Reservation Services or (b) otherwise enhance the Host Reservation Services as further described in Section 6 of this Agreement.

1.2   "ELECTRONIC RESERVATION" is equivalent to a "Passenger Name Record".

1.3 "HOST RESERVATION SERVICES" means the services to be performed by OPEN SKIES and hosted on the OPEN SKIES Reservation Services Hardware and Software located at an OPEN SKIES approved facility as described in Exhibit A.

1.4 "INTELLECTUAL PROPERTY RIGHTS" includes copyrights, patents, trademarks, service marks, design rights (whether registered or unregistered), trade secrets, know-how, expertise and all other similar proprietary rights.

1.5 "MATERIALS" means all tangible materials developed in the course of this Agreement including documents, records, and computer software programs.

1.6 "PASSENGER NAME RECORD (PNR)" means an individual electronic record with a unique record locator number, which may contain one or more passenger names and booked segments.

1.7 "RESERVATION SERVICES HARDWARE AND SOFTWARE" means the hardware and software used by OPEN SKIES, and licensed to Customer, to provide the Host Reservation Services.

1.8 "PASSENGER BOARDED" means an individual passenger boarded, per individual flight number.

1.9 "FLIGHT BOOKED FEE" means the fee applied for each individual passenger booked for a single flight number.

1.10  "SERVICE FEES" means the fees payable by Customer as specified in Exhibit
      B.

1.11 "SKYLIGHTS SERVER TRANSACTION" means an individual query to the OPEN SKIES reservation system. These queries may include flight availability requests, fare inquiries, credit card approvals, segment sell, end transactions and other transactions involving passenger shopping and booking activities.

1.22 "SOFTWARE LICENSE USE" means the license to use the software to provide Reservation Services.

2.    OPEN SKIES OBLIGATIONS

      OPEN SKIES shall use reasonable commercial efforts to perform the Host Reservation Services and Software License Use in accordance with the terms and conditions of this Agreement. OPEN SKIES may select qualified and reputable subcontractors to fulfill any of OPEN SKIES' obligations.

3.    CUSTOMER OBLIGATIONS

3.1 GENERAL OBLIGATIONS. Customer shall comply with the general obligations stated below, as well as the payment obligations specified in Exhibit B and will perform and observe the Customer responsibilities outlined in all Exhibits and attachments, including Exhibit E.

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                             ------------                          -------------
                               Customer                               OPEN SKIES
                               Initials                                 Initials

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3.2       ACCESS. Customer will provide OPEN SKIES with access to and use of all information, Customer data, internal resources, and facilities as reasonably determined by OPEN SKIES to be necessary to deliver the Host Reservation Services.

3.3 COOPERATION. Customer agrees to cooperate with OPEN SKIES and respond to all reasonable requests to facilitate OPEN SKIES' delivery of Host Reservation Services. OPEN SKIES will not be liable for failure to provide the Host Reservation Services due to delayed, false or inaccurate information provided by Customer.

3.4 NOTICE OF INCREASED USAGE. Customer agrees to provide OPEN SKIES with at least thirty (30) days prior notice of any marketing initiatives, acquisitions, alliances, schedule changes or other promotions that will likely increase Customer's usage of the Reservation Services or otherwise adversely impact the Reservation Services Hardware and Software performance and available capacity.

3.5 CUSTOMER CONTACTS. Customer designates the person set forth in Exhibit D 1.2 as the primary authorized contact for account management, project funding, performance, payment and other commercial issues with respect to the Reservation Services (the "Customer Account Liaison"). Customer further designates the person(s) set forth in Exhibit D1.3 as the authorized contacts to utilize the telephone support and Internet technical support system (the "Authorized Support Contacts"). Customer will ensure that all Authorized Support Contacts will have received adequate training on the Reservation Services. Customer may change their designated Account Liaison or Authorized Support Contacts by written notice to OPEN SKIES.

3.6 CUSTOMER COSTS. Customer will be responsible for all its own costs and expenses except for those costs and expenses for which OPEN SKIES is specifically responsible as set out in this Agreement.

3.7 USE BY CUSTOMER. The Host Reservation Services and associated Materials and information provided to Customer as part of this Agreement are for the sole and exclusive use of Customer. Customer may, however, permit agents hired by Customer or Customer's subcontractors to access the Host Reservation Services solely for the purpose of procuring reservation services for and on behalf of Customer; provided that: (i) Customer promptly provides OPEN SKIES the names of each such agent and (ii) each such agent agrees to be bound by the terms and conditions of this Agreement including, but not limited to, the confidentiality provisions of Section 9. Customer may not transfer any Material or information, in any form whatsoever, to any other third party nor allow any third party to access or use the Host Reservation Services or such Material or information without the prior written consent of OPEN SKIES. Such transfer of or access to the Host Reservation Services or Material or information shall constitute a material breach of this Agreement.

3.8 TRAINING. Except for the initial training provided by OPEN SKIES as described in Exhibit A, Customer will be responsible for training Customer employees and authorized agents on use of the Reservation Services including, but not limited to, use of any new functions or Custom Enhancement Request for which OPEN SKIES provides user documentation.

3.9 TELECOMMUNICATIONS AND EQUIPMENT. Unless otherwise specified in Exhibit A, Customer shall be responsible for all telecommunication dedicated, dial-up or wireless circuits used by Customer in connection with the transmission of data between the Reservation Services Hardware and Software and the Customer's site(s).

          Customer shall provide, install and operate compatible hardware and communications equipment, which meets OPEN SKIES required specifications, necessary for connecting to the Reservation Services Hardware and Software. Customer is required to have Internet Access and Internet electronic mail capability in order to communicate properly with OPEN SKIES support. Customer agrees to order all required circuits it is responsible for within 10 days of execution of this Agreement or a minimum of 90 days in advance of the projected installation date whichever is later.

4.        HARDWARE AND SOFTWARE

          OPEN SKIES will perform Host Reservation Services using the Reservation Services Hardware and Software, and licensing the use of the Software to Customer. Title to the Reservation Services Hardware and Software is


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                                --------------------       --------------------
                                      Customer                  OPEN SKIES
                                      Initials                   Initials
     retained by Hewlett-Packard (HP) and/or OPEN SKIES and Customer has no rights thereto except as specifically permitted under this Agreement. OPEN SKIES may upgrade and replace the Reservation Services Hardware and Software as OPEN SKIES, in its sole discretion, deems appropriate provided that OPEN SKIES maintains the same level of services.


5. PRICE AND PAYMENT

5.1 SERVICE FEES. In consideration for OPEN SKIES' provision of Host Reservation Services as described in this Agreement, Customer will pay OPEN SKIES the Service Fees as set forth in Exhibit B and as stated elsewhere in this Agreement.

5.2 EXPENSES. Customer shall bear all expenses incurred by OPEN SKIES personnel in connection with travel to Customer's site(s) to implement the Reservation Services, or to provide training, consulting, support or other services at Customer's site at Customer's request. Such expenses shall include, without limitation, air travel (it is OPEN SKIES policy to have all personnel travel business class for all flights over 5 hours), ground transportation, lodging, meals and incidentals. If Customer does not pay the provider(s) directly for travel and related expenses for such personnel, OPEN SKIES will bill Customer, and Customer agrees to pay, the actual cost of such expenses plus a service fee of * percent (*%). This fee is applied to travel arranged through OPEN SKIES' travel provider for all air travel, lodging or ground transportation for all OPEN SKIES employees.

5.3 PAYMENT TERMS. All payments made under this Agreement shall be made in United States dollars either: (a) by electronic funds transfer, prepaid, to the bank account designated on the invoice; or (b) by check drawn on a United States bank and delivered to the address indicated on the invoice. All payments under this Agreement are due within thirty (30) days from OPEN SKIES' invoice date. Service Fees as stated in Exhibit B will be invoiced in advance at the beginning of each month for the Host Reservation. Services to be rendered for the following month. (By way of example, OPEN SKIES will invoice Customer on January 1 for services to be performed from February 1 through February 28). Any amounts not paid when due will bear interest at the lesser of: (a) 1.5% per month or (b) the maximum rate allowable by law. In addition to any interest charge any payments due that are more than 10 days late will be subject to an automatic 5% late fee. OPEN SKIES may change credit or payment terms at any time when, in OPEN SKIES' opinion, Customer's financial condition, previous payment record, or the nature of Customer's relationship with OPEN SKIES so warrants.

5.4 FEE ADJUSTMENT. Upon implementation of any significant Enhancement to the Reservation Services Hardware and Software, OPEN SKIES reserves the right to increase the Service Fees charged to Customer proportionally to such enhancement. OPEN SKIES shall give Customer not less than ninety (90) days prior written notice of any such increase in the Service Fees.

5.5 FAILURE TO PAY. If Customer fails to pay any sum when due after ten (10) days written notice, OPEN SKIES may, without breach of this Agreement, discontinue performance under this Agreement until all outstanding payments are received.

5.6 TAXES. Taxes, such as sales, use, service, value added or like taxes, are not included in the Service Fees and will be invoiced, if applicable, as separate items. Taxes on income are specifically excluded from the taxes described in this Section.

6. CUSTOM ENHANCEMENT REQUESTS

6.1 REQUESTS. Customer may submit a written Custom Enhancement Request for enhancements to the Host Reservation Services to better support Customer's business requirements. Each Custom Enhancement Request must include (a) a description of the requested change; (b) the purpose for the change; (c) the priority; (d) date of requested implementation; and (e) signature of authorized requester.

6.2 IMPLEMENTATION. Implementation of any Custom Enhancement Request is entirely at OPEN SKIES'


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                           ---------------              ---------------
                              Customer                       OPEN SKIES
                              Initials                         Initials
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      discretion. If OPEN SKIES agrees to implement a Custom Enhancement
      Request, OPEN SKIES will advise Customer of the estimated schedule for implementation and of any anticipated impact on the provision of Host Reservation Services presently being provided. If Customer then requests OPEN SKIES to proceed with implementation, Customer agrees to pay OPEN SKIES the fees for such implementation as agreed to by the parties.

7.  WARRANTIES

7.1 GENERAL WARRANTIES. OPEN SKIES warrants that the Reservation Services shall be performed in a professional and workmanlike manner and shall function in substantial compliance with the requirements outlined in Exhibit A. OPEN SKIES explicitly does not warrant that the operation of the Reservation System and the provision of the Reservation Services will be without defect or error-free. Each party warrants to the other that it has full right and authority to enter into this Agreement and consummate the transactions contemplated herein.

7.2 YEAR 2000 COMPLIANCE. OPEN SKIES warrants that the Reservation System will be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations, when used in accordance with the documentation provided by OPEN SKIES, provided that all other products (e.g. hardware, software, firmware and other equipment not provided by OPEN SKIES under this Agreement) used in combination with Reservation System are operational and properly exchange date data with the Reservation System. Customer otherwise retains sole responsibility to ensure the Year 2000 readiness of its information technology and business environment.

7.3  REMEDIES. If OPEN SKIES receives notice of breach of warranty under this
     Section 7, OPEN SKIES will make commercially reasonable efforts to repair the Reservation System and/or Reservation Services to remedy such breach. If OPEN SKIES is unable, within a reasonable time, to remedy a breach of warranty under this Section 7, Customer will be entitled to terminate this Agreement as provided in Section 11.2. This Section 7.3 states Customer's sole and exclusive remedies for OPEN SKIES' breach of warranty under this Agreement.

7.4 DISCLAIMER OF OTHER WARRANTIES. THE EXPRESS WARRANTIES OF OPEN SKIES STATED IN THIS SECTION 7 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.  INTELLECTUAL PROPERTY RIGHTS

8.1 All Intellectual Property Rights existing prior to the Effective Date shall belong to the party that owned such rights immediately prior to the Effective Date. Neither party shall gain by virtue of this Agreement any rights of ownership of copyrights, patents, trade secrets, trademarks or Intellectual Property Rights owned by the other.

8.2 HP and/or OPEN SKIES, as the case may be, shall own all Intellectual Property Rights, title and interest pertaining to the Reservation Services Hardware and Software and to the Materials developed by OPEN SKIES for the purposes of this Agreement. Customer acknowledges that information, software, and documentation created by OPEN SKIES in the course of delivering Host Reservation Services may be used by OPEN SKIES and its affiliated companies to facilitate delivery of similar services to other customers.

9   CONFIDENTIAL INFORMATION

9.1 During the term of this Agreement, either party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential ("Confidential Information"). Before such Confidential Information is disclosed, the parties shall first agree to disclose and receive such information in confidence. If then disclosed, the Confidential Information shall be marked as confidential at the time of disclosure, or if disclosed orally but stated to be confidential, shall be designated as

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                                  -----------                        -----------
                                    Customer                          OPEN SKIES
                                    Initials                            Initials
     confidential in a writing by the disclosing party summarizing the Confidential Information disclosed and sent to the receiving party within thirty (30) days after such verbal disclosure.

9.2 Confidential Information may be used by the receiving party only with respect to the performance of its obligations under this Agreement, and only by those employees of the receiving party and its subcontractors who have a need to know such information for purposes related to this Agreement, provided that such subcontractors have signed separate agreements containing substantially similar confidentiality provisions. The receiving party shall protect the Confidential Information of the disclosing party by using the same degree of care (but not less than a reasonable degree of care) to prevent the unauthorized use, dissemination or publication of such Confidential Information, as the receiving party uses to protect its own confidential information of a like nature. The receiving party's obligation under this Section 9 shall be for a period of three years after the date of disclosure or one (1) year from the end of the Agreement term, whichever is greater.

9.3 The obligations stated in this Section 9 shall not apply to any information which is: (a) already known by the receiving party prior to disclosure; (b) publicly available through no fault of the receiving party; (c) rightfully received from a third party without a duty of confidentiality; (d) disclosed by the disclosing party to a third party without a duty of confidentiality on such third party; (e) independently developed by the receiving party prior to or independent of the disclosure; (f) disclosed under requirement of law which is binding to the disclosing party; or (g) disclosed by the receiving party with the disclosing party's prior written approval.

10.  REMEDIES AND LIABILITY

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT:

(A) OPEN SKIES' AGGREGATE LIABILITY IN CONNECTION WITH THIS AGREEMENT AND THE PROVISION OF HOST RESERVATION SERVICES TO CUSTOMER, REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH LIABILITY (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL NOT EXCEED THE LESSER OF $100,000 OR THE AGGREGATE AMOUNT PAID BY CUSTOMER TO OPEN SKIES FOR THE HOST RESERVATION SERVICES UNDER THIS AGREEMENT;

(B) OPEN SKIES SHALL NOT BE LIABLE FOR ANY EXEMPLARY, SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF OPEN SKIES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND

(C) OPEN SKIES SHALL NOT BE LIABLE FOR ANY CLAIMS OF THIRD PARTIES RELATING TO THE PROVISION OF HOST RESERVATION SERVICES, AND CUSTOMER SHALL DEFEND OPEN SKIES FROM, AND INDEMNIFY AND HOLD OPEN SKIES HARMLESS AGAINST, ALL SUCH CLAIMS.

(D) THE LIMITATIONS SET FORTH IN CLAUSES "(A)" AND "(C)" ABOVE SHALL NOT APPLY TO LIABILITY FOR DEATH, PERSONAL INJURY OF A PHYSICAL NATURE OR DAMAGE TO TANGIBLE PERSONAL PROPERTY CAUSED BY OPEN SKIES' NEGLIGENCE OF INTENTIONAL MISCONDUCT BUT ANY SUCH LIABILITY SHALL NOT EXCEED $1,000,000.

THE FOREGOING STATES THE ENTIRE LIABILITY OF OPEN SKIES WITH REGARD TO THIS AGREEMENT AND THE PROVISION OF HOST RESERVATION SERVICES HEREUNDER. THE LIMITATIONS OF LIABILITY CONTAINED IN SECTION 7 ABOVE AND THIS SECTION 10 ARE A FUNDAMENTAL PART OF THE BASIS OF OPEN SKIES' BARGAIN HEREUNDER, AND OPEN SKIES WOULD NOT ENTER INTO THIS AGREEMENT ABSENT SUCH LIMITATIONS.

11.  TERM AND TERMINATION

11.1 TERM. Unless otherwise terminated earlier under this Section 11, this Agreement shall commence on the Effective Date and continue for a period of five (5) years. This Agreement will renew automatically for one (1) year periods unless written notice is given by one party to the other at least sixty (60) days prior to

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                                    Customer                       OPEN SKIES
                                    Initials                         Initials
    the end of the initial or any subsequent term. Any such renewal shall be on the same terms and conditions as this Agreement, except that OPEN SKIES may increase the Service Fees payable by Customer for any renewal term; provided that OPEN SKIES gives Customer written notice of such increase in Service Fees at least ninety (90) days prior to the end of the previous term.

11.2     TERMINATION FOR CAUSE.

11.2.1 Except for non-payment by Customer, either party may terminate this Agreement for material breach provided the terminating party gives the other party written notice of termination and such other party has not cured such material breach within ninety (90) days after receipt of such notice. In the event of non-payment by Customer, OPEN SKIES may give ten (10) days written notice and terminate the Agreement at the end of the ten day notice period if payment has not been made.

11.2.2 OPEN SKIES shall not be in material breach if its failure to perform hereunder is due to problems caused by Customer software and associated data, or by hardware or other equipment failures for hardware or other equipment not maintained by OPEN SKIES.

11.2.3 If Customer terminates due to OPEN SKIES' material breach, OPEN SKIES will, upon Customer's request, provide Customer with duplicates of magnetic tapes or print-outs of Customer's database.

11.2.4 If OPEN SKIES terminates due to Customer's material breach, Customer will (i) pay OPEN SKIES in full for all Host Reservation Services performed by OPEN SKIES up to the date of termination, and (ii) reimburse OPEN SKIES in full for any costs, losses, expenses or damages OPEN SKIES incurs as a result of the termination. OPEN SKIES will, upon Customer's request and at reasonable expense to Customer, provide Customer with duplicates of magnetic tapes or print-outs of Customer's database.

11.2.5 If either party becomes insolvent, is unable to pay its debt when due, ceases to operate in the normal course of business, has a receiver appointed, or has its assets assigned, it shall be considered a material breach and the other party may cancel any unfulfilled obligations and terminate for cause without notice.

12.  GENERAL

12.1 NON-RESTRICTIVE RELATIONSHIP. This Agreement does not prevent either party from (i) entering into similar agreements with others, whether or not in the same industry, or (ii) independently developing any materials, products or services which are similar to those of either party irrespective of their similarity to any materials, products or services delivered hereunder, or (iii) using in any way it deems appropriate any idea, concept, know-how or technique which relates to information technology and is developed or provided by either party or jointly by both parties during the course of this Agreement.

12.2 PUBLICITY. Customer's purchase and use of OPEN SKIES' Host Reservation Services will be deemed to constitute Customer's permission for OPEN SKIES to use Customer as a reference in marketing these services unless Customer specifically revokes this permission in writing. OPEN SKIES will contact Customer regarding details of the reference. In no event will either party publicize or disclose to any third party, without the consent of the other party, either the price or other material terms of this Agreement.

12.3 NO JOINT VENTURE. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship between the parties, not shall either party have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other.

12.4 NO ASSIGNMENT. Except with respect to OPEN SKIES' rights regarding the use of subcontractors, neither party may assign, directly or indirectly by operation of law, any rights or obligations under this Agreement without the prior written consent of the other party.

12.5 FORCE MAJEURE. OPEN SKIES shall not be responsible for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including without limitation acts or omissions of government

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                                 ___________                   ___________
                                  Customer                      OPEN SKIES
                                  Initials                        Initials
          or military authority, acts of God, shortages of materials, transportation delays, fires, floods, labor disturbances, riots or wars.

12.6 NOTICES. All notices that are required to be given under this Agreement shall be in writing and shall be sent to the address of the OPEN SKIES and Customer recipient set out in Section 12.6.1 below, or such other address as the representative of each party may designate by notice given in accordance with the Section 12.6. Any such notice may be delivered by hand, by overnight courier, by first class pre-paid letter or by facsimile transmission, and shall be deemed to have been delivered upon receipt.

12.6.1 For the purposes of this Section 12.6 the address of each party shall be:

          CUSTOMER: GOL - TRANSPORTES AEROS LTDA.

          Attention: Wilson Maciel Ramos

          Address: Avenida Dom Jaime de Barros Camara, 300

                   Planalto

                   09895-400 Sao Bernardo do Campo/SP

                   Brazil

          Telephone: 011-55-11-4355-6502

          Facsimile: 011-55-11-4355-6525

          OPEN SKIES:

          Attention: Finance Dept.

          Address: 6322 South 3000 East

                   Salt Lake City, UT 84121, U.S.A.

          Telephone: (801) 947-7800

          Facsimile: (801) 947-7801

12.7 WAIVER. Neither party's failure to exercise any of its rights under this Agreement shall constitute or be deemed to constitute a waiver or forfeiture of such rights.

12.8 SEVERABILITY. If any term or provision of this Agreement is held to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected.

12.9      EXHIBITS. The Exhibit(s) attached and listed below are part of this
          Agreement:

               Exhibit A Open Skies Services, Software & Support

               Exhibit B Fee Schedule

               Exhibit C Open Skies Contacts

               Exhibit D Customer Contacts

               Exhibit E Customer Responsibility Checklist

12.10 SURVIVAL. The following provisions survive termination of this Agreement. Section 5 (Price and Payment), Section 7 (Warranties),
          Section 8 (Intellectual Property Rights), Section 9 (Confidential Information).


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                                Customer                         OPEN SKIES
                                Initials                           Initials
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          Section 10 (Remedies and Liabilities).

12.11 HEADINGS. The headings in this Agreement are for the convenience of the parties only, and are in no way intended to define or limit the scope or interpretation of the Agreement or any provision hereof.

12.12 RELATIONSHIP. OPEN SKIES is an independent contractor and nothing in this Agreement shall render either party an employee, agent or partner of the other. Neither party shall be liable for the acts or omissions of the other.

12.13 ENTIRE AGREEMENT. This Agreement and its exhibits constitute the entire agreement between OPEN SKIES and Customer, and supersede any prior or contemporaneous communications, representations or agreements between the parties, whether oral or written, regarding the subject matter of this Agreement. Customer's additional or different terms and conditions shall not apply. The terms and conditions of this Agreement may not be changed except by an amendment signed by an authorized representative of each party.

12.14 APPLICABLE LAW. This Agreement is made under and shall be construed in accordance with the law of California without giving effect to that jurisdiction's choice of law rules.

IN WITNESS WHEREOF, OPEN SKIES and Customer, each acting with proper authority, have caused this Agreement to be executed as of the date set forth below.




SIGNED FOR AND ON BEHALF OF                  SIGNED FOR AND ON BEHALF OF

CUSTOMER                                     OPEN SKIES, INC.

By: /s/ Constantino De Oliveira Junior       By: /s/ Gordon Evans

Name: Constantino De Oliveira Junior         Name: Gordon Evans

Title: President                             Title: Vice President

Date:                                        Date:





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                                     Customer                 OPEN SKIES
                                     Initials                   Initials

                                   EXHIBIT A

                    OPEN SKIES SERVICES, SOFTWARE & SUPPORT

1.    INCLUDED SERVICES

      OPEN SKIES will provide certain services and support functions during the term of this Agreement related to the Host Reservations Services and related applicable products.

1.1   IMPLEMENTATION SERVICES AND SOFTWARE LICENSE

1.1.1 Data Center Implementation Services. OPEN SKIES will configure, install, activate and test the necessary data center hardware and software for providing the Reservation Services to the Customer. Unless otherwise specified, this service does not include communication circuits, wireless data services or any remote communication devices including routers, or network hardware. Client personal computers, workstations or other customer devices connected to the OPEN SKIES Reservation Services Hardware and Software are the responsibility of the Customer and must meet the minimum specifications as required by OPEN SKIES.

1.1.2 Network Configuration and Design Services. OPEN SKIES will supply recommended technical diagrams and will advise Customer on required network hardware requirements, as necessary. It is highly recommended that the Customer have internal or 3rd party network expertise available for the installation and configuration of their required network.

1.1.3 System Integration Services. During the implementation of Host Reservation Services and before production use of such services, OPEN SKIES will assist in the assessment of third party hardware & software to ensure compatibility with the OPEN SKIES Reservation Services Hardware and Software. The Customer shall be responsible for the cost of modifying or replacing any third party systems including hardware and software. Future integration services may be included on a cost estimated basis.

1.1.4 Customer Site Installation Services. OPEN SKIES will assist customer with the installation, testing of the required telecommunications connection between the OPEN SKIES designated data center, and the Customer designated facility. The Customer shall be responsible for the cost of troubleshooting or connecting of the Customer's internal network. Additional technical support for on-site assistance after the initial conversion for production use of the Host Reservation Services shall be quoted on a project basis at the request of the Customer.

1.1.5 Initial Training Services. OPEN SKIES will supply the following training for the Reservation Services:

      * Up to a maximum of five (5) days and up to ten (10) customer employees at the Open Skies Offices in Salt Lake City, Utah. Topics will include use of FlightSpeed, Airport Check-In, Irregular Operations, Flight Scheduling & Fare Maintenance, SkyLights and Reservations and Supervisory Features. Alternatively, at an additional cost OPEN SKIES will provide onsite training for this portion of Initial Training Services, providing that the training facility, equipment and environment is deemed comparable and acceptable by OPEN SKIES. Such arrangements must be pre-approved by OPEN SKIES in advance by written notice and are dependent on scheduling availability. All related expenses will be the responsibility of the Customer.

      * Customer must complete basic computer familiarization and Windows training for all trainees, before the initial training.

      * Up to five (5) days on-site with three (3) Open Skies employees, typically during cutover to the production Host Reservation Services.

      * Customer will be provided a maximum of one user reference manual set per attendee listed in initial training. Electronic copies are available upon request. Technical specification and technical reference manuals are for internal OPEN SKIES use only, unless otherwise specified in this Agreement or by other arrangement. All OPEN SKIES provided materials are in the

GOL - 1-8-2001                    [ILLEGIBLE]                        [ILLEGIBLE]
                                  -----------                        -----------
                                   Customer                           OPEN SKIES
                                   Initials                             Initials

English language unless otherwise specified within this Agreement.

1.1.6 Notification of Completion of Implementation Services. Upon completion of the Implementation Services as described in this Section 1, Exhibit A, OPEN SKIES will provide written notification to the Customer Account Liaison named in Exhibit D, Section 1.2.

1.1.7 The Software configured, installed, activated and tested under this section will be licensed to Customer during the term of this Agreement.

1.2  CONVERSION SERVICES <<NOT APPLICABLE>>

1.2.1 Passenger Name Records. OPEN SKIES will automatically convert and process the Customer's passenger name records into the OPEN SKIES Reservation Services Hardware and Software, if in an acceptable format as required by OPEN SKIES. Specifications for the required format may be provided by OPEN SKIES at request of the Customer.

1.2.2 Electronic Tickets (if Applicable). OPEN SKIES will automatically convert and process the Customer's existing electronic ticket records into the OPEN SKIES Reservation Services Hardware and Software, if in an acceptable format as required by OPEN SKIES. Specifications for the required format may be provided by OPEN SKIES at request of the Customer.

1.3  INCLUDED SUPPORT

1.3.1 RESPONSE CENTER SUPPORT. OPEN SKIES will include at no additional charge, English speaking, 24 hours a day and 7 days a week Response Center support via email, an Internet application or by telephone. This support is subject to the following levels:

1.3.2 HOURS. Non-emergency OPEN SKIES Response Center support is available during normal business hours (08:00 to 17:00 Mountain Standard Time, Monday-Friday, excluding Open Skies holidays). An English speaking OPEN SKIES Response Center Engineer will respond within 4 working hours of call origination.

1.3.3 INITIAL SUPPORT. Included in the first thirty- (30) days following the implementation of Host Reservation Services, Customer is allotted a maximum of (10) ten available hours of included Response Center support. This allotment of hours is for the specified period only and may not be carried forward.

1.3.4 BASIC SUPPORT. After the expiration of Initial Support, Customer is allotted a maximum of (5) five monthly hours of included Response Center support. This allotment of hours is for the specified period only and may not be carried forward.

1.3.5 SUPPORT RATE. Hours more than the applicable Initial or Basic Support for the Response Center will be invoiced at the rate specified in Exhibit B, Section 3.

1.3.6 AVAILABLE ASSISTANCE. The OPEN SKIES Response Center may be contacted for assistance in the following areas. All services are in English, unless otherwise specified in this Agreement.

1.3.6.1 EMERGENCY. An "Emergency" is defined as an aircraft incident or emergency on behalf of the Customer, a complete system outage or a system error in which the Customer cannot generate Electronic Reservations using the Host Reservation Services. System outages due to customer misuse of the system will incur support charges at the rate specified in Exhibit B, Section 3.

            - The OPEN SKIES Response Center Engineers may be reached, without charge, in the event of an emergency 24 hours daily and 7 days a week.

            - The Customer will be provided an emergency contact number that may be utilized for Emergency use only. The Customer will be requested to leave a message with a contact name and telephone number, in English, on the emergency response system. This will initiate an automatic remote notification to a qualified OPEN SKIES representative, based upon a pre-determined order of contact. The system will continue to call an OPEN SKIES representatives (at fifteen (15) second intervals) until it

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                                  -----------                        -----------
                                    Customer                          OPEN SKIES
                                    Initials                            Initials
                 receives an answer. A representative of OPEN SKIES will return the Customer's call within (15) fifteen minutes.

               - Provided the Emergency is due to an outage of the Host
                 Reservation Services, OPEN SKIES will advise Customer every (4) four hours regarding the status of the error or problem and the anticipated period to resolution. Senior OPEN SKIES management will be notified and briefed on the situation.

               - Customer is required to provide OPEN SKIES with an after-hours emergency contact number in Exhibit D, Section 1.1., which will be answered by the Customer when called by the support engineer.

1.3.6.2 ERROR REPORTING: Customer may report an identified Host Reservation Services error or "bug" at no additional cost.
1.3.6.3 GENERAL HELP. Customer may request application help or assistance for Host Reservation Services and products as specified in Exhibit A,
          Section 1.3.
1.3.6.4 REQUEST REPORTING. Customer may utilize the OPEN SKIES Internet support system to contact the OPEN SKIES Response Center electronically for the following service requests:
               - Enhancement requests
               - New product concepts or requests
               - Additional training requests
               - Consulting services

               These services are subject to the Service Fees as described in Exhibit B and are accepted at the discretion of OPEN SKIES. If the request is accepted by OPEN SKIES a price quote and time schedule will be generated. The Customer will then decide whether to authorize the work to be performed by OPEN SKIES.
1.3.6.5 DIRECT CONSULTATION. "Direct Consultation" is defined as Customer initiated contact directly to OPEN SKIES research & development personnel, thereby bypassing the OPEN SKIES Response Center. Direct Consultation will be invoiced at the rate described in Exhibit B.

2.   INCLUDED PRODUCTS AND THIRD PARTY SOFTWARE

2.1   PRODUCT FEATURE AND FUNCTIONALITY DESCRIPTION

2.1.1  OPENRES (Hosted Reservations System Software Application & Database).

       Flight Speed Booking Engine Functions:

       - Integrated schedule/fare/availability display
       - Ability to retrieve availability displays and fares simultaneously
       - Ability to book/change/divide/cancel reservations
       - Complete PNR history
       - Books up to 40 passengers per PNR
       - Supports eight flight segments per passenger
       - Route fare table display
       - Passenger and PNR search by flight, date, name, telephone number, IATA number, ARC#, travel date, origin and/or destination city
       - Ignore record/changes capability
       - Reduce number in party
       - Easy to use Divide functionality
       - Unlimited PNR remarks to Database Capacity
       - Reservation holds for airline specified time frame
       - Optional assigned seating and advance boarding pass
       - Complete on-line agent help system
       - Application security at the agent level
       - Customer and travel agency profiles maintained on-line
       - Queuing system to queue PNRs between agents/department


GOL-1-8-2001                   ----------------         ----------------
                                   Customer                OPEN SKIES
                                   Initials                  Initials

- Increased Level of Passenger Security - bag tag numbers, numbers of bags, on board count

-    Multiple Classes of Service

-    Profile and Identify Passengers - at check-in and on printed manifest

Revenue Accounting Features:

-    Travel agency accounts receivable system

-    Batch and on-line invoice printing

-    Daily customer receipts reconciliation/balancing

-    Flight revenue reporting

-    Flight liability reporting

-    Load factor by flight/date/week/month reporting

-    Earned/unearned revenue reporting

-    Revenue/mile report per segment

-    Direct link credit card authorization and capture

-    Form of payment reporting

Airport Functionality:

-    Agent Logon Security

-    Aircraft Versions, for seating, as required

-    Boarding Passes

-    Canceled/Confirmed flight Passenger Lists, as required

-    Check-in any number of passengers at a time, booked on same PNR

-    Connection Name List

-    Efficient, easy to use check-in program

-    Flight Data and History, as required

-    Flight manifest printing/faxing available

-    Flight close/lock capability

-    General Information Display

-    Group PNR List, as required

-    Inventory Display

-    Non-Revenue Passenger List

-    No-Show Passenger List

-    On-Line Help Screens

-    Passenger Check-In/Displays

-    Receipt/invoice printing at ticket counter

-    Seat Assignment Control

-    Special Service Requests

-    Third Party Handling Security, as required

-    Unaccompanied Minor Information

-    Support for internal messaging to other stations

- Optionally, supports pre-assigned seating or use of boarding cards, system generated check-in number

-    Update flight information/following data, including Irregular Operations
     (IROP)

-    Passenger Name List Displays

-    Support for interfacing with SITA or ARINC messaging services

-    Optional support for peripheral bag tag printing

-    Optional support for peripheral boarding pass printing

Flight Schedule Functions

- Build non-stop flight legs and Create direct/connecting flights with multiple flight legs, as required

- Ability to create direct/connecting flights from existing non-stop flight legs

- Change any flight segment (number, times, etc.) all on-line with automated Queuing and Protection


GOL - 1-8-2001                     [Illegible]              [Illegible]
                                 ---------------         -----------------
                                    Customer                    OPEN SKIES
                                    Initials                      Initials

- Print flight schedules, as required
- Offline creation & modification ability prior to live activation

Operations Functionality:

- Aircraft Version/Configuration/Data, as required
- AVS tables - Set AU's for CRSs and OpenRes independently
- Batch programs and Booking ranges
- Manifest reporting/PNL queuing capability for delayed flights
- "Get Smart" (GS) Direct Reference System
- Emergency Passenger Name List lock, as required
- Fares Maintenance
- Flight information control and display
- Group control, as required
- Historical Passenger Name List
- Historical No Show
- Inventory control
- Inventory maintenance
- Inventory reconciliation
- Load Factor Displays

- Management reports
- Office queue
- Pricing maintenance
- Security control
- System schedule maintenance
- Display of Through and Connecting Passengers
- Teletype messaging as required
- Delay code table

Passenger Operation Functions:

- Air Carrier Information - policies and procedures
- Flight Following System - for station, operations and reservations agents
- Flight Schedule Database Management - O&D, begin/end dates, fares, taxes, PFCs
- Operations Reports
- System Administration Menus - on-demand reports, as required

Reservations Functions:

- Auto Quality Control - to prevent PNR errors
- Daily Reservations File Database Management
- Easy-to-Learn and Use Reservations Screens
- Flight Availability/Flight Information
- Integrated Fare Quoting and Itinerary Pricing
- Itinerary Faxing capability
- Manual Override PNR Maintenance - by security logon
- Reservations Reports
- Travel Agency Database Management

Stations Functions:

- Airport Add/Collects - cash, charge or combinations of other media
- Baggage Check-In and Positive Bag Match capability.
- Cash-out/Sales by Agent
- Check-In Passenger Functions - Easy-to-Use and Train
- Check-In and Booking for Airport Locations
- Flight Following Input and Retrieval


GOL - 1-8-2001               [ILLEGIBLE]                  [ILLEGIBLE]
                           ---------------              ---------------
                              Customer                       OPEN SKIES
                              Initials                         Initials

               -    Historical Manifests
               -    Historical No-Shows
               -    Ability to create or modify PNR's real-time
               -    Gender count reporting for weight and balance calculation

2.2  CREDIT CARD PROCESSING & SETTLEMENT INTERFACE

     Banks & Services. OPEN SKIES currently supports the following services for Authorization Services:

                    - Card Types: OPEN SKIES currently supports VISA, American Express, MasterCard and Discover Card transactions. Not supported are debit cards, ATM cards other credit cards requiring an accompanying Personal Identification Number (PIN).
                    -    Authorization: VISANET
                    - Settlement: U.S. Bank, or other OPEN SKIES approved bank or clearing service. Upon request, OPEN SKIES will provide specifications for settlement records, which are required for conformity by the Customer's selected bank.

          Data Circuits. Customer must arrange and pay for necessary circuits for authorization and settlement file transmissions.

2.2.1     GLOBAL DISTRIBUTION SYSTEM (GDS) INTERFACE:((IF APPLICABLE))

          -    Ability to accept/process IATA standard type-B booking requests
          - Guaranteed Ticketing Product with automated credit card approval through OpenRes
          -    Ability to confirm CRS bookings with ticket number notification
          - Ability to auto-cancel or hold when payment not received, reply message sent to travel agency
          -    Accept and process MVT messages for flight information updates
          -    CRS notification of Automatic Schedule Change (ASC) messages
          -    Teletype message send/receive
          -    Teletype queue handling capability
          -    Generation of outbound BSM messages
          - Handling of (a) name change (b) divide (c) initial booking (d) change (e) cancel requests
          -    ARC/IATA number validation against agency table in OpenRes
          -    Last seat availability
          -    Automated credit file creation for cancellation requests
          -    Creation of outgoing AVS messages
          -    CRS/OpenRes record locator cross reference table

          Ticketed, Type B (as applicable):

          - Product availability for the following third party GDS: SABRE, Worldspan, Galileo, Amadeus and other distribution systems supporting the IATA AIRTIMP Type B message format. Customer is required to negotiate and maintain the appropriate agreements for this connectivity (typically full availability participation)
          - Supports the use of third party SITA network for transmission of high speed Type B messages
          -    Host to host direct messaging capability with SABRE and Worldspan
          -    Carrier must assume role for Agency Settlement

          Instant Pay (as applicable):

          - Currently available for the following third party GDS: SABRE, Worldspan and Galileo. Customer is required to negotiate and maintain the appropriate agreements for this connectivity
          -    Requires a X.25 gateway (a PC with ICON interface card).
          -    Supports credit card authorization via host
          - Allows for nightly, automated settlement processing of credit card transactions
          -    Carrier must assume role for Agency Settlement

2.2.2     FLIGHT SPEED (Graphical User Interface for Reservations)

          Reservation Call Center:


GOL - 1-8-2001                       [ILLEGIBLE]                [ILLEGIBLE]
                                --------------------       --------------------
                                      Customer                  OPEN SKIES
                                      Initials                   Initials

          - Login/Logout
          - Password change (manual and automatic)
          - Scratch Pad
          - Online help
          - General Reference
          - Availability - automatically searches multi airport cities
          - Online calendar
          - Availability searches by (a) flight type (b) fare class (c) maximum fare (d) day of week
          - View available flights (a) sort flights by either time or type (b) view total price, person and total cost (c) view totals in multiple currencies (d) view flight rules (e) view manifest and standby lists
            (f) create a standby or overlook passenger (g) view flight following
          - Reserved flights (a) view tax break down for each flight/passenger
            (b) fare override
          - Enter passenger name, gender, title & special service code/infant.
          - Three address lines, four phone number fields
          - Name/Address retrieval capability from stored phone number
          - Ability to issue itinerary by (a) mail (b) fax (c) airport or send to airline email server
          - Forms of payment (a) credit cards (b)credit files (c) cash (d) check
            (e) Hold (f) agency, etc.
          - Ability to create credit shells and files.
          - Enter comments for (a) freeform (b) manifest (c) itinerary
          - Airline defined Mandatory comments entered automatically
          - Ability to create up to 6 default comments per category (a) freeform
            (b) manifest (c) itinerary
          - End Record
          - Retrieve PNR by reservation number, last record retrieved or last modified
          - Expired hold database search
          - Ability to restore PNR from Holds pending available inventory
          - PNR search capability to (a) name (b) phone number (c) credit card number (d) agency number (e) last 10 modified records (f) last 10 ended records (g) parent/child of a divided record (h) name and city pair (i) name and origin/destination (j) name and travel date
          - Flight Information Displays
          - Ability to create daily airline specific note pages for company updates
          - Send and process queues
          - Complete history of all changes to PNR
          - Delete passenger with no flown segments
          - Ability to inhibited passenger flown segment cancellation
          - Automatic payment verification (credit card confirmed, pending or declined)
          - Built in user security from server
          - Service fees
          - Print itinerary through OPEN SKIES approved printers
          - Credit history
          - Four customizable main screen backgrounds.
          - Main screen fonts and colors customizable.
          - Company-wide ability to access fully functional training system
          - Airline defined preferences (a) availability (b) name and address
            (c) payments (d) misc.


2.2.3     REVENUE MANAGEMENT SYSTEM

          General

          - Access database option supports up to 70 fare classes; SQL Server database option supports unlimited fare classes.
          - Supports up to three cabins per departure
          - Interfaces directly with information extracted from the OpenRes Reservation Services Hardware and Software
          - Optionally, capable of enabling system use of any ODBC capable database.

          Demand Forecasting:


GOL - 1-8-2001                          [Illegible]              [Illegible]
                                        ___________              ___________
                                        Customer                 OPEN SKIES
                                        Initials                  Initials

          -    Probabilistic based
          -    Uses historical current booking patterns
          -    Influenced by seasonal booking patterns
          - Influenced by special events and holidays as specified by the user
          -    Forecasts remaining demand, no-shows and go-shows by class

     Optimization Model:

          -    Expected marginal seat revenue based
          -    Optimizes inventory by leg, segment or network (OD)
          -    Influenced by up-sell potential
          - Limited by user specified minimums, maximums and protection levels
          - Determines the optional authorization structure that maximizes revenue
          - Calculates the revenue improvement from recommended authorizations
          - Loads recommended authorizations automatically or waits for user approval

     Overbooking Model:

          -    Uses remaining demand, no show, and go show forecasts
          - Controlled by user specified cost of voluntary and involuntary denied boarding.
          - Determines overbooking level that minimizes empty seat and denied boarding costs
          - Loads recommended overbooking levels automatically or waits for user approval

     Interactive Fare Control and Management Tool:

          - Creates, loads, modifies and discontinues fares in the OpenRes Reservation Services Hardware and Software
          - Allows user to maintain complete control of pricing, promotions, restrictions, etc.

     Interactive Decision Support Tools:

          -    Group decision support and pricing tool
          -    Competitive fare analysis tool for customers with ATPCO access
          -    Forecast Analysis Tool
          -    Advanced Ad hoc Report Generator
          -    Advanced Ad hoc Graph Generator
          - Automatically prints, faxes or e-mails reports and graphs nightly as scheduled by user
          - Complete control of events, markets, security and system configuration
          - Performance and feedback reports let your airline track system results
          - Graphical agent communicates advice, warnings and status messages verbally to user
          -    Extensive on-line user help system
          -    Group decision support and pricing tool
          -    Competitive fare analysis tool for customers with ATPCO access

     Interactive Optimization Analysis Tool:

          -    Orders recommended authorizations by highest revenue opportunity
          - Sophisticated "what if" tool allows analysts to apply their own market knowledge

2.2.4     SKY LIGHTS INTERNET ONLINE BOOKING INTERFACE

          -    Availability inquiries by city pair
          -    Supports Internet Explorer and Netscape Browsers
          -    Individual Date or Date Range searches
          -    Secure credit card authorization and confirmation
          - Optional customization to match Customer's functional and graphical requirements
          -    Concise booking process
          -    Calendar and detail options



GOL - 1-8-2001               [ILLEGIBLE]                            [ILLEGIBLE]
                             ------------                          -------------
                               Customer                               OPEN SKIES
                               Initials                                 Initials

          -    Receipt processing

          -    Utilizes JavaScript

          - Supports multiple fare configurations: lowest fare per flight; Internet special fare; and multiple fares per flight.

          -    Supports triangular flights and open-jaw flights and searches.

2.2.5     INFOPAK REPORTS (Standard preformatted)

          - AGENCY AGING REPORT: Displays travel agency reservations or all reservations with payment(s) past due.

          - AGENT COMMISSION: Displays all initial bookings, additions to reservation and cancellations by transaction date and currency.

          - BOOKING BY AGENT: Displays individual user booking performance by booking date(s).

          - BOOKINGS BY ORIGIN: Displays segments sold by originating city based on booking date.

          - CAPACITY/LID REPORT: This report displays capacity/lid inventory by flight date.

          - CAPACITY REPORT: Displays booking information by flight date and capacity or lid.

          - CHECK-IN REPORT: Displays the names/number of passengers booked and those that checked-in.

          - CITY PAIR EARNED/UNEARNED REVENUE REPORT: Displays summary/detail information by flight date, city pair, flight number and whether the reservation was booked directly with the airlines or a Travel Agency.

          - CREDIT BALANCE REPORT: Displays all reservations by booking date that are less than zero (i.e. credit balances).

          - CREDIT FILE COMMISSION REPORT: Displays all IATA and ARC record locators that have a Credit File entry.

          - CREDIT FILE REPORT: Displays all credit file entries by date, credit code and whether you want to see zero balances or not.

          - DAYS OUT BOOKING: Displays travel date statistics from a specific booking date.

          - DUPLICATE BOOKING REPORT: Displays passengers booked on more than one reservation for the same flight and date.

          - ENPLANEMENT/DEPLANEMENT REPORT: Displays the number of passengers enplaning/deplaning a city by flight date.

          - FEES/DISCOUNTS BY DATE REPORT: Displays date fees/discounts are entered.

          - FLIGHT CLOSE: Displays the final flight close-out generated by flight date and city pair

          - FLIGHT LINE REPORT: Displays passenger counts for an entire flight routing

          - FLIGHT LOAD REPORT: Displays how many passengers are boarding, traveling through and checked for a particular city by flight date.

          - FLIGHT MANIFEST: Displays all passengers booked on a particular flight by origin and destination.

          - FLIGHT SPECIFIC LOAD FACTOR: Displays the load factor for non-stop, direct and connecting passengers by flight date, origination city, destination city, flight number and load based on capacity or lid.

          - INVENTORY REPORT: Displays seats sold by flight date and flight number.

          - LOAD FACTOR SEARCH REPORT: Displays load factor for non-stop, thru and connecting passengers by flight date, load factor percentage, above or below load factor and capacity or lid.

          -    PAYMENT BATCH REPORT: Displays payments by batch date.

          - PAYMENT RECEIPT REPORT: Displays all payment types entered by individual agents or all agents in a department.

          - PAYMENT REPORT BY AGENCY, CURRENCY AND TYPE: Displays payments for a specific agency or all agencies with an option to see a specific currency or all currencies by payment type.

          - PAYMENT SUMMARY/DETAIL REPORT: Displays summary/detail information about payments.

          - PAYMENT TOTALS: Displays all payment types entered for a requested date or date range.

          - PNR OUT OF BALANCE REPORT: Displays by currency, reservations, which have a credit or balance due.

          - PROCESS QUEUE REPORT: Displays itinerary printing information entered in the ticketing field.

          - REVENUE BY BOOKING: Reports number of seats and monetary amount booked, held and confirmed by booking date.

          - REVENUE BY FLIGHT DATE: Reports summary or detail revenue by flight date, earned, unearned or both and load based on capacity or lid.

          - REVENUE BY MILE: Reports base and gross revenue by seat mile generated by booking date.



GOL - 1-8-2001                       [ILLEGIBLE]               [ILLEGIBLE]
                                --------------------       --------------------
                                      Customer                  OPEN SKIES
                                      Initials                   Initials

          - SALES SUMMARY DETAIL REPORT: Displays summary/detail information of sales by payment date, department and if it is confirmed or unconfirmed.

          - SEAT REPORT: Displays seat assignments for a specific flight date, flight number, origin & destination.

          - SEATING ZONE REPORT: Displays seating location by row, flight date, flight number, origin & destination.

          - UNAPPROVED PAYMENTS: Displays all credit card payments, by payment date, that are currently pending or have been declined.

          - OTHER OPTIONAL OR CUSTOMER REPORTS: May be available or customizable at an additional charge.

2.3  THIRD PARTY SOFTWARE INCLUDED

     OPEN SKIES Supplied Third Party Software. OPEN SKIES will supply the following software within the Host Reservation Services at no additional cost to Customer:

     - Operating System Software. MPE/iX Software.
     - Relational Database Software. IMAGE/SQL.
     - Database Management Software Licenses. Adager Software.
     - Client Fax Server Software. Office Extended Fax (HP3000/Client)









GOL - 1-8-2001               [ILLEGIBLE]                  [ILLEGIBLE]
                           ---------------              ---------------
                              Customer                       OPEN SKIES
                              Initials                         Initials

                                   EXHIBIT B

                                  FEE SCHEDULE

1.    SERVICE FEES

1.1   MONTHLY FEES

                                                    HOSTED OPENRES
        MONTHLY PASSENGERS BOARDED              PASSENGER BOARDED FEE
        --------------------------              ---------------------
0 to 45,000 passengers boarded per month        $*/month
Next 40,000 passengers boarded per month        $*
Next 60,000 passengers boarded per month        $*
Next 80,000 passengers boarded per month        $*
Any additional passengers boarded per month     $*

SKYSALES FEES

                                                    SKY SALES
        MONTHLY FLIGHTS BOOKED                  FLIGHT BOOKED FEE
        ----------------------                  -----------------
0 to 45,000 flights booked per month            $* per flight booked
Next 40,000 flights booked per month            $* per flight booked
Next 60,000 flights booked per month            $* per flight booked
Next 80,000 flights booked per month            $* per flight booked
Any additional flights booked per month         $* per flight booked

SKYAGENT FEES

                                                    SKYAGENT
        MONTHLY FLIGHTS BOOKED                  FLIGHT BOOKED FEE
        ----------------------                  -----------------
Up to 60,000 Flights Booked per month           $* / Flight Booked
Next 40,000 Flights Booked per month            $* / Flight Booked
Any Additional Flights Booked per month         $* / Flight Booked

SKYSEATS

        MONTHLY SEATS ASSIGNED                     SKYSEATS FEE
        ----------------------                  -----------------
Up to 60,000 Seats Assigned per month           $* / Seat Assigned
Next 40,000 Seats Assigned per month            $* / Seat Assigned
Any Additional Seats Assigned per month         $* / Seat Assigned

GOL - 1-8-2001              ILLEGIBLE                       ILLEGIBLE
                          -------------                   -------------
                            Customer                         OPEN SKIES
                            Initials                           Initials

SKYTIME

     MONTHLY FLIGHT INFO REQUESTS                         SKYTIME FEE

Up to 60,000 Flight Info. Requests per month       $*/Flight Info. Requests

Next 40,000 Flight Info. Requests per month        $*/Flight Info. Requests

Any additional Flight Info. Requests per month     $*/Flight Info. Request





1.2  MESSAGE CHARGES

   MESSAGES PER SEGMENT                     INCREASE IN SEGMENT RATE

0 to 19                                   *

20 to 39                                  *

40 to 59                                  *

60 to 79                                  *

80 to 99                                  *

Greater than 100                          *



                                 [ILLEGIBLE]              [ILLEGIBLE]
GOL-1-8-2001                   ----------------         ----------------
                                   Customer                OPEN SKIES
                                   Initials                  Initials

2.  PRODUCT FEES

     BASE PRODUCT FEES

SERVICE DESCRIPTION        UNITS INCLUDED           UNIT FEES      IMPLEMENTATION       OTHER FEES
                                                                       FEES*
License to Use Host
Reservation Services                                    *                *                *
Software with Flight    Unlimited Users                 *
Speed Graphical User                                    *
Interface

Airport Check-In
System                  Unlimited Users                 *                *                *

Database Capacity       2 million PNR Records                                             *
Provided                (Unique Record                  *                *                *
                        Locator Numbers)                                                  *

InfoPak Reports         Unlimited Users                 *                *                *




     OPTIONAL PRODUCT FEES

  PRODUCT               UNITS             UNIT FEES          IMPLEMENTATION          OTHER FEES
DESCRIPTION           INCLUDED                                    FEES*
License to Use
Revenue              Unlimited       $* License Use                *                      *
Management           Users                  Fee
System

License to Use
SkySales Internet    Unlimited       See Flight Booked             *                      *
Booking Interface    Users           Rate Chart

SkyAgent Travel      Unlimited       $* License Use                *                      *
Agency Registration  Users           Fee
And Booking Engine

SkySeats Seat        Unlimited       $* License Use                *                      *
Assignment Module    Users           Fee

SkyTime Flight       Unlimited       $* License Use                *                      *
Information Module   Users           Fee


* Excludes any customization of the product

GOL-1-8-2001                     [ILLEGIBLE]              [ILLEGIBLE]
                              ----------------         ----------------
                                  Customer                OPEN SKIES
                                  Initials                  Initials

3.  SUPPORT FEES

                        OPEN SKIES                                               FEES
                  RESPONSE CENTER SUPPORT
INITIAL SUPPORT: For first (30) days after implementation, (10)
ten available hours of included Response Center Support.                          *

BASIC SUPPORT: After Initial Support, (5) monthly available
hours of included Response Center Support.                                        *

ADDITIONAL NORMAL HOURLY SUPPORT: Normal user support
more than Initial or Base Support Hours or as otherwise
described in this Agreement.                                                      *

EXTENDED SUPPORT: Extended support for Revenue
Management, Take Flight, Skylights, APIs, GDS Connectivity
or Customer 3rd party systems or interfaces.                                      *

DIRECT CONSULTATION SUPPORT: Customer initiated contact
directly to OPEN SKIES research & development personnel,
thereby bypassing the OPEN SKIES Response Center. Direct                          *
Consultation will be invoiced at this rate.

4.  OTHER FEES


              OPEN SKIES
            OTHER SERVICES                              FEES
CUSTOM PROGRAMMING                                       *

DEDICATED ACCOUNT MANAGEMENT                             *

BUSINESS PROCESS AND CONSULTING SERVICES                 *

5. PAYMENT OF IMPLEMENTATION AND INSTALLATION FEES. Immediately upon signing this Agreement, * * of all implementation and installation fees are due and payable. * percent (*%) will be due and payable upon system activation date for Host Reservation Services. The remaining balances of all implementation and installation fees are due and payable after the completion of the first 3 months of airline operations from the date of the first flight.


                                 [Illegible]               [Illegible]
GOL-1-8-2001                   ----------------         ----------------
                                   Customer                OPEN SKIES
                                   Initials                  Initials

6. IMPLEMENTATION SERVICES TIMEFRAME: During the course of planning discussions related to this Agreement, OPEN SKIES acknowledges the "Target Dates" as requested by the Customer for completion of applicable portions of Implementation Services. These key dates are:

     -    "FIRST PASSENGER BOOKING" (ACTIVATION OF HOST RESERVATION SERVICES FOR
          CUSTOMER CALL CENTER USE):       TO BE DETERMINED

     -    "FIRST FLIGHT" (ACTIVATION OF HOST RESERVATION SERVICES FOR CUSTOMER
          AIRPORT LOCATION USE):      TO BE DETERMINED

     On the effective date of this Agreement, OPEN SKIES agrees to work with Customer, using best efforts to plan, coordinate and progress toward completion of the required Implementation Services within the timeframe preceding the Target Date(s). OPEN SKIES further agrees to initiate, mutually with the Customer, project-scope-analysis and project-planning communication to establish the final schedule for Implementation Services.

     The Customer understands these dates are objective dates, which are dependent on certain third-party agreements on behalf of both the Customer and OPEN SKIES. These third-party agreements may include but are not limited to the following as an example:

     - Airport Facility Use Agreements
     - All Telecommunications and Data Circuits
     - Credit Card Settlement and Authorization Agreements
     - Global Distribution System Agreements
     - Data Conversion Systems

     OPEN SKIES highly recommends that the Customer establish a primary Technical Project Manager contact who will be assigned to interact with the OPEN SKIES appointed Project Manager as soon as possible. Failure to appoint this individual may jeopardize the delivery of Implementation Services by OPEN SKIES.

7. FEE COMMENCEMENT FOLLOWING IMPLEMENTATION SERVICES: The following three scenarios will determine the commencement schedule for the remaining fees and monthly recurrent fees as outlined in Exhibit B of this Agreement.

7.1 COMPLETION OF IMPLEMENTATION SERVICES ON-TIME FOR TARGET DATES: Effective on the Target Date of the Customer's "First Passenger Booking" (availability of the Host Reservation Services for use by Customer), all remaining and applicable fees will commence as listed in Exhibit B. These fees will commence regardless of actual use of Host Reservation Services or subsequent delay by the Customer.

7.2 REQUESTED DELAY BY OPEN SKIES: In the event that OPEN SKIES requests a delay in order to complete remaining Implementation Services, the remaining applicable fees will commence only on the actual date of completion of Implementation Services. OPEN SKIES will provide written notice of the new planned Target Date(s) and outline remaining Implementation Services.

7.3 REQUESTED BY CUSTOMER: In the event the Customer requests a delay in the completion of the Implementation Services based on reasons out of the control of the Customer, the recurring fees as outlined in Exhibit B will be rescheduled in accordance to a mutually agreed project plan. Such requested delay may result in rescheduling portions or all of the remaining Implementation Services to the next available time frame as evaluated by OPEN SKIES, unless mutually agreed in writing otherwise. In the event the Customer requests a delay in the completion of the Implementation Services based on reasons within the control of Customer, the recurring fees as outlined in Exhibit B will remain effective. Such requested delay may result in rescheduling portions or all of the remaining Implementation Services to the next available time frame as evaluated by OPEN SKIES, unless mutually agreed in writing otherwise.

     OPEN SKIES reserves the right to apply additional installation fees as are necessary when rescheduling the Implementation Services due to Customer request if adequate notice is not provided OPEN SKIES. All fees as described in the Agreement and Exhibit B are to be applied based on the scheduled Target Dates.



                                        [Illegible]             [Illegible]
GOL - 1-8-2001                          --------------          --------------
                                          Customer                  OPEN SKIES
                                          Initials                    Initials

                                   EXHIBIT C

                              OPEN SKIES CONTACTS

1. CUSTOMER CONTACTS

OPEN SKIES agrees to provide contacts for the following areas. Customer should use these contacts as necessary. Customer contract to non-authorized OPEN SKIES personnel may result in Direct Consultation Fees as described in Exhibit B, Item 3.

1.1 OPEN SKIES RESPONSE CENTER CONTACT. The following number is to be utilized as described in Exhibit A, Section 1.3.1.

(U.S.) TELEPHONE:       (801) 947-7838

EMERGENCY:              (801) 947-7855


1.2 COMMERCIAL ACCOUNT EXECUTIVE/LIAISON. OPEN SKIES agrees that the following individual is authorized to communicate with Customer on behalf of OPEN SKIES with respect to account management, project funding, performance and other commercial issues with respect to the Reservation Services:

NAME:       TIME FRIEND

ADDRESS:    6322 SOUTH 3000 E., SALT LAKE CITY, UT 84121

TELEPHONE:  (801) 947-7815

FACSIMILE:  (801) 947-7811

E-MAIL:     TFRIEND@OPENSKIES.COM


1.3 AUTHORIZED FINANCIAL CONTACT. Customer may contact OPEN SKIES finance department at the following telephone number or e-mail regarding payments, invoices or other financial issues:

NAME:   GEORGE BENEDICT    PHONE: 801-947-7848    EMAIL: GBENEDICT@OPENSKIES.COM

NAME    GORDON EVANS       PHONE: 801-947-7878    EMAIL: GEVANS@OPENSKIES.COM




GOL - 1-8-2001                    [ILLEGIBLE]                        [ILLEGIBLE]
                                  -----------                        -----------
                                    Customer                          OPEN SKIES
                                    Initials                            Initials

                                   EXHIBIT D

                               CUSTOMER CONTACTS

1.   CUSTOMER CONTACTS

1.1 CUSTOMER EMERGENCY CONTACT. Customer agrees that the following number is available and will be answered after hours for OPEN SKIES use in case of an emergency related to the Host Reservation Services. Failure for OPEN SKIES to obtain an answer from this Emergency Contact will prevent OPEN SKIES from providing support during an emergency. This may cause the system to be unavailable until such time that an Customer Emergency Contact may be reached.

     TELEPHONE: 55-11-3848-7795 (DEDALUS: GOL APPLICATION AND DATA CENTER SOLUTION PROVIDER HELP-DESK)

1.2 CUSTOMER ACCOUNT EXECUTIVE/LIAISON. Customer agrees that the following individual is authorized to communicate with OPEN SKIES and make decisions on behalf of Customer with respect to account management, project funding, performance, payment and other commercial issues with respect to the Reservation Services:

     NAME: WILSON MACIEL RAMOS

     TITLE: VICE-PRESIDENT - ADMINISTRATION AND IT

     ADDRESS: AVENIDA DOM JAIME DE BARROS CAMARA, 300

              PLANALTO

              09895-400 SAO BERNARDO DO CAMPO/SP

              BRAZIL

     TELEPHONE: 55-11-4355-6502

     FACSIMILE: 55-11-4355-6525

     E-MAIL: wmramos@golnaweb.com.br

1.3 AUTHORIZED SUPPORT CONTACTS. Customer may designate up to three (3) Authorized Support Contacts. The Authorized Support Contacts shall be the only persons authorized to access OPEN SKIES' telephone and Internet technical support systems (described in Exhibit A) on behalf of Customer:

-------------------------------------------------------------------------------

     NAME: MARIA ALICE GARCIA CAPPARELLI     PHONE: 55-11-4355-6530

     TITLE: I.T GENERAL MANAGER              EMAIL: macapparelli@golnaweb.com.br

-------------------------------------------------------------------------------


GOL - 1-8-2001                  [ILLEGIBLE INITIALS]       [ILLEGIBLE INITIALS]
                                --------------------       --------------------
                                      Customer                  OPEN SKIES
                                      Initials                   Initials

     ___________________________________________________________________________
     NAME: CARLOS ALBERTO PINHEIRO           PHONE: 55 - 11 - 4355 - 6531

     TITLE: SYSTEM MANAGER                     EMAIL: capinheiro@golnaweb.com.br

     ---------------------------------------------------------------------------

     NAME: DEDALUS.COM                       PHONE: 55 - 11 - 3848 - 7795

     TITLE: GOL APPLICATION AND DATA           EMAIL: noc@dedalus.com.br
       CENTER SOLUTION PROVIDER
     ___________________________________________________________________________

1.4 CUSTOMER FINANCIAL/ACCOUNTS PAYABLE CONTACT. Customer agrees that the following individual(s) is(are) the proper accounting contracts to whom all invoices and accounting documents will be delivered to. These contacts we see to the timely payments of all invoices for services rendered under this agreement.

     NAME: WILSON MACIEL RAMOS

     TITLE: VICE-PRESIDENT - ADMINISTRATION AND IT

     ADDRESS: AVENIDA DOM JAIME DE BARROS CAMARA, 300

     PLANALTO

     09895-400 SAO BERNARDO DO CAMPO/SP

     BRAZIL

     TELEPHONE: 55 - 11 - 4355 - 6502

     FACSIMILE: 55 - 11 4355 - 6525

     E-MAIL: wmramos@golnaweb.com.br



     NAME:

     TITLE:

     ADDRESS:

     TELEPHONE:

     FACSIMILE:

     E-MAIL:



GOL - 1-8-2001                          [Illegible]              [Illegible]
                                        ___________              ___________
                                        Customer                 OPEN SKIES
                                        Initials                  Initials

                                   EXHIBIT E

                       CUSTOMER RESPONSIBILITY CHECKLIST

1.   HARDWARE & SOFTWARE

     This list may not be all-inclusive, depending on the technical requirements of the Customer.

1.1  CURRENT SOFTWARE VERSION UPGRADES

     Customer is required to maintain the latest version of supported OPEN SKIES and related third party software as directed by the OPEN SKIES Response Center. Upon receipt of upgraded software, newer versions or notification of third party software updates, Customer must update their software versions within 15 days. Failure to complete the advised upgrades may result in the suspension of Supplied Support as described in Exhibit A,
     Section 1.3.

1.2  EQUIPMENT SPECIFICATIONS

     The Equipment Specifications outline the required, supportable hardware and software necessary for proper function and efficient operation of the OPEN SKIES Host Reservation Services and applicable products. Unless otherwise specified in this Agreement, the equipment and software listed below are the responsibility of the Customer.

     Call Center PC/Workstation Minimum Requirements (for FlightSpeed).

     - Personal Computer with an Intel Pentium class processor (any speed greater than 300 Mhz). This includes Pentium, Pentium II and III class machines but excludes Celeron based systems or non-Intel brand based processors.
     -    BIOS and Operating System must be year 2000 compliant
     - Minimum of 1 GB of hard disk space for operating system and OPEN SKIES software
     -    Windows 95/98 operating system
     - 15" color SVGA monitor (minimum of 800x600 resolution). Recommend non-interlaced monitors.
     -    Minimum of 64 Megabytes of RAM
     -    10/100 Network Interface Card (TCP/IP protocol)
     -    Mouse or other Microsoft Compatible Pointing Device

     Airport PC/Workstation Minimum Requirements.

     - Personal Computer with an Intel Pentium class processor (any speed greater than 300 Mhz). This includes Pentium, Pentium II and III class machines but excludes Celeron based systems or non-Intel brand based processors.
     -    BIOS and Operating System must be year 2000 compliant
     - Minimum of 1 GB of hard disk space for operating system and OPEN SKIES software
     -    Windows 95/98 operating system
     - 15" color SVGA monitor (minimum of 800x600 resolution). Recommend non-interlaced monitors.
     -    Minimum of 64 Megabytes of RAM
     -    10/100 Network Interface Card (TCP/IP protocol)
     -    Mouse or other Microsoft Compatible Pointing Device
     - Terminal Emulation Software: Reflections (version 6.0 or higher); (or) Minisoft (version 320 32 bit)
     -    Minimum of two serial ports

     Airport Peripheral Equipment <<IF APPLICABLE>>.

- BAG TAG PRINTERS: Genicom UBI 201 Bag Tag Printer. A firmware upgrade to the printer through Genicom is required to support this OPEN SKIES product feature. Air Transport Association approved printer stock is required. The manufacturer of the printer may supply additional bag tag stock information


GOL - 1-8-2001               [ILLEGIBLE]                            [ILLEGIBLE]
                             ------------                          -------------
                               Customer                               OPEN SKIES
                               Initials                                 Initials
and specification.
-   BOARDING PASS PRINTERS:
    OPTION A. Intermec EzCoder 301 Card Stock Printer. The manufacturer may supply specifications for card stock as supported by this printer.
    OPTION B: Three-inch thermal roll printer (Citizen idP3210 or Epson Thermal Roll Printers). Specifications for thermal roll stock are available from the printer manufacturer.


SkyLights Booking System Server, Minimum Requirements ((IF APPLICABLE))

- Server class machine required, minimum processor type Intel Pentium III, 700 Mhz or greater
-   IMPORTANT: Must be a dedicated, exclusive use PC server
-   BIOS and Operating System must be year 2000 compliant
- Requires Windows NT 4.0 with Service Pack 5 installed running IIS 3+ or UNIX operating system
-   Minimum of 256 Megabytes of RAM
- Minimum of 2 Gigabytes of hard disk space for operating system and software (RAID 5 Configuration is highly recommended)
-   Network/firewall/router equipment and related software (as appropriate)
-   Dedicated access to Internet with sufficient bandwidth for expected volume
- Secure Socket Layer encryption Key/Certificate (SSL). Service through VeriSign is recommended


Web Hosting Server/Services, Minimum Requirements ((IF APPLICABLE))

-   This service is available from numerous third parties providing web hosting.

- It consists of the hosted system and site, which provides web access for the Customer's primary Internet website to the public.

- Necessary bandwidth for access to the Internet may require consultation with third party for appropriate sizing. Minimum of T1 access is recommended.


Revenue Management System Server/Workstation Minimum Requirements. ((IF APPLICABLE))

-   IMPORTANT: Must be a dedicated, exclusive use PC Workstation/Server
- Microsoft Access database version: Windows 98 Recommended or alternatively Windows 95. Microsoft Access 98 or greater.
- SQL Server version: Windows NT Server 4.0 or higher with Service Pack 5 installed. Microsoft SQL Server version 7.0 or greater.
- 700MHz Intel Pentium III Processor with MMX (or faster-Windows NT can support additional processors)
-   128 MB RAM (or higher); AGP and PCI bus; 100-133 MHz FSB
-   19" Monitor (or larger)
- At least 18 GB IDE Hard Disk (Ultra66 or Wide SCSI/Ultra SCSI-2 recommended); Maximum of two partitions. RAID controllers and backup hardware devices recommended for NT systems.
-   Minimum 8 MB 3D AGP Video Graphics Card
-   3D 64-Bit Sound Card with Speakers
-   10/100 MB Network Card (with 100 MB network, end to end)
-   56K Modem, with dedicated analog line or ISDN modem
-   3.5" Floppy Disk Drive
-   24X CD-ROM Drive
- Internal R/W CD ROM with CDs or an Internal 1 GB Iomega Jazz Drive with Jazz Disks
-   30-Minute capable UPS (Uninterrupted Power Supply)
-   WinZip Decompression Software (version 7.0)
-   Symantec pcAnywhere32 (version 8.0 or higher)
-   Reflections Terminal Emulation Software (version 6.0 or higher)


GOL - 1-8-2001                    [ILLEGIBLE]                        [ILLEGIBLE]
                                  -----------                        -----------
                                    Customer                          OPEN SKIES
                                    Initials                            Initials

     E-mail Server, Minimum Requirements < < IF APPLICABLE > >

     -    BIOS and Operating System must be year 2000 compliant

     - Must be scalable and robust to handle anticipated e-mail volume for receipt e-mailing to passenger

     - Refer to e-mail software instructions and technical documentation for proper hardware configuration.

     - Customer may consider third party email hosting or email broadcast services available.

     Fax Server, Minimum Requirements < < IF APPLICABLE > >

     -    BIOS and Operating System must be year 2000 compliant

     - Must be scalable and robust to handle anticipated fax volume for fax transmissions to passengers

     -    Office Extend Fax Server Software recommended

     - Refer to fax software instructions for proper hardware configuration and sizing.

     Printers and Peripherals < < IF APPLICABLE > >

     - Customer should contact OPEN SKIES for recent information regarding supported printers and peripherals.

     Data Warehouse Workstation < < IF APPLICABLE > >

     -    IMPORTANT: Must be a dedicated, exclusive use workstation

     - PC Workstation, 700 MHz Intel Pentium III Processor with MMX (or faster; or more CPUs)

     -    BIOS and Operating System must be year 2000 compliant

     -    128 MB RAM (or higher)

     - Refer to query tool software instructions for proper hardware configuration and sizing.

1.3  THIRD PARTY SOFTWARE REQUIRED.

     Customer Supplied Third Party Software. Customer is required to purchase directly from providers other related third party software licenses necessary to use the Host Reservation Services, including the following:

     - Local Network Server Operating System(s) License: Windows NT 4.0, Novell or similar Operating System supporting TCP/IP protocols

     - Terminal Emulation Software: Reflections (version 6.0 or higher); (or) Minisoft (version 320 32 bit) on each client workstation requiring access to Reporting and Airport Check-In capabilities.

     - Print Spooling Software. Espul Software. Required for non-Jet Direct network printers.

     -    Optional: Postal Code lookup software

     -    Optional: Office Extend Fax (Fax server)

1.4  NETWORK HARDWARE, SOFTWARE AND DATA CIRCUITS.

     - Data Circuits. Customer must already have or must install the necessary equipment and circuits to support their primary call center sites and remote locations, including field stations. OPEN SKIES requires a LAN/WAN network supporting TCP/IP protocols.

     - Routers, DSU/CSUs and Modems. Customer should contact OPEN SKIES for recent information regarding supported routers and other network communication equipment.

     - IP Addressing. OPEN SKIES requires that all hosted Customers use Internet Registered IP addresses on all client workstations or devices that require connectivity to the OPEN SKIES Host Reservation Services. Alternatively, OPEN SKIES requires a NAT (Network Address Translation) router to be installed behind the OPEN SKIES gateway router. The NAT must then have the Internet Registered IP address.

     - Customer Provided Data Circuits. OPEN SKIES requires a review of the proposed primary or backup data circuit(s) prior to a third party agreement and installation. Where possible, OPEN SKIES will use reasonable effort to provide all necessary specifications and extend management of the data circuit as permitted by the Customer and the third party supplying the data circuit(s).




GOL - 1-8-2001                       [ILLEGIBLE]               [ILLEGIBLE]
                                --------------------       --------------------
                                      Customer                  OPEN SKIES
                                      Initials                   Initials

1.5  CREDIT CARD PROCESSING & SETTLEMENT

     Banks & Services. OPEN SKIES currently supports the following services for Authorization Services:

          - Card Types: OPEN SKIES currently supports VISA, American Express, MasterCard and Discover Card transactions. Not supported are debit cards, ATM cards other credit cards requiring an accompanying Personal Identification Number (PIN).
          -    Authorization: VISANET
          - Settlement: U.S. Bank, or other OPEN SKIES approved bank or clearing service. Upon request, OPEN SKIES will provide specifications for settlement records, which are required for conformity by the Customer's selected bank.

     Data Circuits. Customer must arrange and pay for necessary circuits for authorization and settlement file transmissions.

1.6  GLOBAL DISTRIBUTION SYSTEM PARTICIPATION AND DATA CIRCUITS

     Customer must negotiate and have in place, no later than 30 days prior to service, the necessary participating agreements with each of the OPEN SKIES supported Global Distribution Systems. Connection fees as described in Exhibit B and line charges may apply.

Hosted Services Agreement                                         NAVITAIRE Inc.

                               AMENDMENT NO. 1 TO

                      NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 1 to the NAVITAIRE Hosted Services Agreement (this "Amendment"), effective as of DATE July 31, 2003, is entered into by and between NAVITAIRE Inc., a Delaware corporation and the successor by merger to Open Skies, Inc. ("NAVITAIRE"), ("NAVITAIRE"), and GOL Linhas Aeries Inteligentes, a Brazilian corporation ("Customer"). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. Open Skies, Inc., a predecessor of NAVITAIRE, and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of October 6, 2000 (the "Agreement"), pursuant to which NAVITAIRE performs Hosted Services for Customer for services commencing January 8, 2001.

B. Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Add the Check-In API functionality in GOL's Live account, as specified below.

                 GOL IPR 28251: CHECK-IN API INTERFACE FOR GOL

OPEN SKIES TO PROVIDE THE FOLLOWING FOR THE HOSTED CHECK-IN API:

Check-In access from the GOL Production Environment

Check-In access from the GOL Test Environment

Documentation

Support Desk access for any issues related to the API, subject to terms of current contract

IMPLEMENTATION  US$*
(Please note the second API to be implemented is a $* fee.)

MONTHLY API INFRASTRUCTURE HOSTING FEE (THIS IS APPLICABLE PER API)

TOTAL MONTHLY HOSTED SEGMENTS                     COST
-----------------------------                     ----
0-500,000                                       US$ *
500,001-1,500,000                               US$ *
1,500,001+                                      US$ *

Hosted Services Agreement                                         NAVITAIRE Inc.


This fee is in addition to the standard Host Reservations charges.

2. NO OTHER CHANGES. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

4. SUCCESSORS AND ASSIGNS. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                        NAVITAIRE INC.

                                        By: /s/ illegible signature
                                           ----------------------------------
                                        Its: CEO
                                            ---------------------------------


                                        CUSTOMER

                                        By: /s/ illegible signature
                                           ----------------------------------
                                        Its:
                                            ---------------------------------
                                        Airline:
                                                -----------------------------

Hosted Services Agreement                                         NAVITAIRE Inc.

                               AMENDMENT NO. 2 TO

                       NAVITAIRE HOSTED SERVICE AGREEMENT

This Amendment No. 2 to the NAVITAIRE Hosted Services Agreement (this "Amendment"), effective as of November 1, 2003, is entered into by and between NAVITAIRE Inc., a Delaware corporation and the successor by merger to Open Skies, Inc. ("NAVITAIRE"), ("NAVITAIRE"), and Gol Transportes Aereos S.A. (formerly known as Gol Transportes Aereos Ltda.), a Brazilian corporation ("Customer"). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. Open Skies, Inc., a predecessor of NAVITAIRE, and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of October 6, 2000 (the "Agreement"), pursuant to which NAVITAIRE performs Hosted Services for Customer for services commencing January 8, 2001.

B. Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1 Amendment to add the Booking API functionality in GOL's Live account, as specified below.

                          GOL IPR 19525: API QUESTIONS
            GOL IPR 32968: WE'D LIKE TO TAKE THE (BOOKING) API LIVE

OPEN SKIES TO PROVIDE THE FOLLOWING FOR THE HOSTED BOOKING API:
--------------------------------------------------------------------------------
Booking API access from the GOL Production Environment
--------------------------------------------------------------------------------
Booking API access from the GOL Test Environment
--------------------------------------------------------------------------------
Documentation
--------------------------------------------------------------------------------
Support Desk access for any issues related to the API, subject to terms of current contract
--------------------------------------------------------------------------------


IMPLEMENTATION                   US$ *
(Please note that this is the second API to be implemented at Customer, and therefore incurs a $* fee instead of the customary $15,000 fee.)

MONTHLY API INFRASTRUCTURE HOSTING FEE
--------------------------------------------------------------------------------
TOTAL MONTHLY HOSTED SEGMENTS                  COST
--------------------------------------------------------------------------------
0-500,000                                    US$ *
--------------------------------------------------------------------------------
500,001-1,500,000                            US$ *
--------------------------------------------------------------------------------
1,500,001+                                   US$ *
--------------------------------------------------------------------------------

This fee is in addition to the standard Host Reservations charges; as well as the Skylights booking charge as documented in the Hosted Reservations Services agreement. Booking API transactions are subject to segment fees and Skylights segment fees, per the existing contract.

                                                     [SEAL - SAOGJ Aprovado GOL]

Hosted Services Agreement                                         NAVITAIRE Inc.




API TRANSACTION THRESHOLD
As the API is not intended for robotic processes or low fare search by the third parties, Navitaire will charge an incremental $* per transaction for any transactions exceeding a 20 to 1 look-to-book ratio.

2 NO OTHER CHANGES. Except as specifically amended by this Agreement, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver, or estoppel with respect to, any provisions of the Agreement by any party hereto.

3 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

4 SUCCESSORS AND ASSIGNS. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


NAVITAIRE INC.

By:   [ILLEGIBLE SIGNATURE]
    ------------------------

Title:    CEO
       ---------------------

Date:   December 10, 2003
      ----------------------


CUSTOMER

By:   [ILLEGIBLE SIGNATURE]
    ------------------------

Title:    PRESIDENT
       ---------------------

Airline:   [ILLEGIBLE]
         -------------------

Date:   December 2nd, 2003
      ----------------------











                                                     [SAOGJ -ABROVADO- GOL SEAL]

                                             OPPENHEIMER: 1487412 v01 09/25/2003

Hosted Services Agreement                                         NAVITAIRE Inc.



                               AMENDMENT NO. 3 TO

                      NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 3 to the Open Skies, Inc. Reservation Services and Software License Use Agreement (this "Amendment"), effective as of November 1, 2003, is entered into by and between NAVITAIRE Inc., a Delaware corporation and the successor by merger to Open Skies, Inc. ("NAVITAIRE"), ("NAVITAIRE"), and GOL Transportes Aereos S.A. (formerly known as GOL Transportes Aereos Ltda.), a Brazilian corporation ("Customer"). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. Open Skies, Inc., a predecessor of NAVITAIRE, and Customer are parties to that certain Open Skies, Inc. Reservation Services and Software License Use Agreement dated as of October 6, 2000 (the "Agreement"), pursuant to which NAVITAIRE performs Hosted Services for Customer for services commencing January 8, 2001.

B. Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1 AMENDMENT REGARDING REVENUE MANAGEMENT SERVICES. In lieu of the Revenue Management Services stated in the Agreement, NAVITAIRE will provide Customer with Hosted Revenue Management Services. Options to use O&D will be discussed as a separate agreement after completion of the O&D pilot project that is in progress. Optimizing by O&D may incur additional charges. NAVITAIRE will work with Customer to structure the O&D optimization such that Customer's business needs are met without incurring additional O&D fees.

NAVITAIRE TO PROVIDE THE FOLLOWING FOR THE HOSTED REVENUE MANAGEMENT SERVICES:

Installation and transfer to a hosted environment, including 8 days of web training

Access from GOL's production environment

Documentation

Support Desk access for any issues subject to terms of current contract


IMPLEMENTATION FEES                     US$ *
These Implementation Fees assume that all staff work from their respective home offices throughout the installation.

Implementation is expected to be completed by February 1, 2004. GOL is responsible for timely delivery of quality data from their current system.


                                                       [SAOGJ Aprovado GOL SEAL]

Hosted Services Agreement                                         NAVITAIRE Inc.


MONTHLY RECURRING SERVICE FEES - REVENUE MANAGEMENT SERVICES/PRODUCTS

                                                          HOSTED REVENUE
                                                       MANAGEMENT SERVICES
                                                               RMS
                                                       -------------------
                                                       PER HOSTED BOARDED
MONTHLY BOARDED PASSENGER TIER                              PASSENGER
------------------------------                         -------------------
First 500,000 monthly Boarded Passengers              $* US per Boarded
                                                            Passenger
500,001 and higher monthly Boarded Passengers         $* US per Boarded
                                                            Passenger

This fee schedule replaces the license RMS fee schedule in Exhibit B, Section 2 of the current Agreement.

SERVICE LEVEL AND PENALTIES
Penalty measurement will commence 30 days after completion of the installation.

1.  Delivery of Forecast, Business        *% of the data delivers complete by
    Statistics, and Recommendations       8:00am in the time zone of GOL
                                          headquarters (Brazil) receiving the
                                          results, averaged over a 90-day
                                          period, with the exception of mutually
                                          agreed upon scheduled downtime for
                                          system maintenance.

2.  Availability of the User Interface    *% of the scheduled availability,
                                          averaged over a 90-day period.
                                          Scheduled availability is from 8:00am
                                          to 6:00pm in the time zone of GOL
                                          headquarters (Brazil) Monday through
                                          Friday, and Saturday and Sunday as
                                          agreed upon, with the exception of
                                          mutually agreed upon scheduled
                                          downtime for system maintenance.


PERFORMANCE STANDARDS

NAVITAIRE will make commercially reasonable best efforts to achieve the Service Levels as described above.

Deliverable 1 above will be measured based upon each calendar day. Should NAVITAIRE fail to deliver the appropriate data by the agreed to time, that day would be considered a failed delivery. For each day missed that falls below the agreed to service level, NAVITAIRE will credit GOL * of the standard monthly ASP Service Fee.

Deliverable 2 above will be measured based on minutes of system availability during the defined business day. For each minute missed that falls below the agreed to service level, NAVITAIRE will credit GOL with * of the standard monthly ASP Service Fee (* hours per day, * business days per month).

In no event shall these credits exceed * for any single day and * percent (*%) of the total monthly fee for any single month.

Hosted Services Agreement                                         NAVITAIRE INC.

This service level will be measured on a quarterly basis with the NAVITAIRE Account Manager responsible for reporting relevant information by the 5th business day of the month following the relevant quarter (as an example, the 5th of April, July, October and January for calendar quarters). Credits will be applied to the following month's invoice for Revenue Management Services.

2 NO OTHER CHANGES. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

3 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

4 SUCCESSORS AND ASSIGNS. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                    NAVITAIRE INC.

                                    By: [ILLEGIBLE]
                                       ----------------------------
                                    Title: CEO
                                          -------------------------

                                    CUSTOMER

                                    By: [ILLEGIBLE]
                                       ----------------------------
                                    Title:
                                          -------------------------
                                    AIRLINE:
                                            -----------------------


                                                 [SEAL - SAOGJ - Aprovado - GOL]

                                         [ILLEGIBLE]   [ILLEGIBLE]   [ILLEGIBLE]

                                       3